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                                                                   EXHIBIT 10(i)
                                  AMENDMENT TO
                   REPUBLIC BANCORP INC. INCENTIVE STOCK PLAN

         WHEREAS, REPUBLIC BANCORP INC., a Michigan corporation (the "Company"), has previously adopted the Republic Bancorp Inc. Incentive Stock Plan, as amended (the "Plan");

         WHEREAS, pursuant to Article 7 of the Plan, the Company's Board of Directors may amend the Plan; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan.

         NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan is hereby amended as follows:

         1. A new Section 5.2 shall be added to the Plan and shall read in its entirety as follows:

                  "5.2.    In the event of any "Change in Control" (as defined
         below):

                           (a) the Restricted Period of all Incentive Stock held by Recipients who are then designated by the Compensation Committee as "senior management" personnel of the Corporation shall automatically terminate at the time of such Change in Control;

                           (b) if the employment of any Recipient who is not at the time of such Change in Control designated by the Compensation Committee as "senior management" of the Corporation shall be terminated by the Corporation without cause within one (1) year following such Change in Control, then the Restricted Period of all Incentive Stock held by such Recipient shall automatically terminate on the date of termination of employment, and notwithstanding anything contained in
         Section 5.1(b) to the contrary, the Recipient shall be entitled to such Incentive Stock.

                  For purposes of this Plan, a "Change in Control" occurs on the first day any one or more of the following occurs:

                           (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange
         Act) becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation representing (x) 40% or more of the combined voting power of all of the Corporation's outstanding securities entitled to vote generally in the election of the Corporation's directors, or (y) 40% or more of the combined shares of the Corporation's capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Corporation;

                           (B) the consummation of any merger, consolidation, reorganization or share exchange involving the Corporation, unless the holders of the Corporation's capital stock outstanding immediately before such transaction own more than 50% of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the surviving entity after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Corporation's capital stock immediately before such transaction; or

                           (C) the consummation of any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Corporation's assets to a person whose acquisition of 40% or more of the combined shares of the Corporation's capital stock then outstanding would have caused a Change in Control under paragraph (A)."
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         The foregoing Amendment was approved by the Company's Board of
Directors on October 21, 1999.


                                                     ATTEST


                                                     /s/ Dana M. Cluckey
                                                     ---------------------------
                                                     Dana M. Cluckey, President